Exhibit 10.3
Rules for UK Employees
As amended April 7, 2009 and as further amended 17 September, 2018, 30 January 2022 and 19 September 2022

THE TJX COMPANIES, INC.

THE TJX COMPANIES, INC. STOCK INCENTIVE PLAN

RULES FOR UK EMPLOYEES

Approved by HM Revenue & Customs on August 19, 2009

Amended plan effective as of 19 September 2022

I hereby state and affirm that the Executive Compensation Committee (“the Committee”) of the Board of Directors of The TJX Companies, Inc. (“TJX”), a company organised under the laws of the State of Delaware, administers The TJX Companies, Inc. Stock Incentive Plan, as amended (“the Plan”) and that the following provisions are applicable in the administration of the Plan with regard to such Options to which these rules are expressed to extend at the time when the Option is granted. Unless the context requires otherwise, all expressions used in these rules have the same meaning as in the Plan; provided that all words and terms not otherwise defined shall have the meaning attributed by Schedule 4 which for the purposes hereof (but for no other purpose) shall take precedence. References in these rules to “Schedule 4” mean Schedule 4 to the Income Tax (Earnings and Pensions) Act 2003 (“ITEPA 2003”) and references to any statutory enactment shall be construed as a reference to that enactment as for the time being amended or re-enacted. The Plan, as supplemented by these rules, is referred to hereinafter as the “Sub-Plan”. References in these rules to “Key Feature” shall mean a provision of the Sub-Plan which is necessary in order to meet the requirements of Schedule 4.

1.The Stock over which Options may be granted under the Sub-Plan form part of the ordinary share capital (as defined in section 989 Income Taxes Act 2007 (“ITA 2007”) of TJX and will at all times comply with the requirements of paragraphs 16-18 (inclusive) and 20 of Schedule 4.

2.The companies participating in the Sub-Plan are TJX and all companies controlled by TJX within the meaning of section 719 of ITEPA 2003 and which have been nominated by TJX to participate for the time being in the Sub-Plan.

3.The Stock is quoted on a recognized stock exchange as defined in section 1005 of ITA 2007.

4.The Stock to be acquired on exercise of the Options will:

(a)    be fully paid up; and

(b)    not be redeemable.

5.If the Stock to be acquired on exercise of the Options is subject to any restrictions, the details of the restrictions shall be stated in the option certificate at the date of grant of the Option. For the purposes of this Sub-Plan, the term restrictions includes restrictions which are deemed to attach to the shares under any contract, agreement, arrangement or condition as referred to in paragraph 36(3) of Schedule 4.

6.No Option will be granted to an employee or director under the Sub-Plan, or where an Option has previously been granted no Option shall be exercised by the Optionee if at that time he has, or at any time within the preceding 12 months has had, a material interest for the purposes of Schedule 4 in either TJX being a close company (as defined in section 439 of the Corporation Tax Act 2010 (“CTA 2010”)) or in a company being a close company which has control (as defined in section 719 of ITEPA 2003) of TJX, or in a company being a close company and a member of a consortium (as defined in paragraph 36(2) of Schedule 4) which owns TJX. In determining whether a company is a close company for this purpose section 442(a) of the CTA 2010 (exclusion of companies not resident in the United Kingdom) and sections 446 and 447 of CTA 2010 (exclusion of certain companies with listed shares) shall be disregarded.

7.For the purposes of this Sub-Plan “Fair Market Value” shall be as defined in Section 14(q) of the Plan except that (i) in the event that the Stock is not traded on the New York Stock Exchange, the Fair Market Value shall be subject to agreement with HM Revenue & Customs and (ii) in respect of Options granted on or after 17 July 2013, the Fair Market Value of a share of Stock subject to a restriction shall be determined as if it were not subject to the restriction.

8.(a) At the discretion of the Committee, an alteration or amendment to a Key Feature of the Sub-Plan shall either (i) take effect only from the day on which HM Revenue & Customs receive the notification and declaration required by paragraph 28B of Schedule 4, or (ii) take effect immediately.

(b) For the purposes of the Sub-Plan (notwithstanding anything contained in Section 3(b) of the Plan) no adjustment pursuant to any of the provisions of the Plan shall be made to any Option which has been granted under the Sub-Plan unless such adjustment would be permitted under paragraph 22 of Schedule 4.

(c) Terms and conditions imposed on Options shall be stated at the date of grant of the Option and the powers of the Committee to impose terms and conditions as set out in Section 2 of the Plan shall be construed accordingly. Terms and conditions in connection with performance may be amended or waived if an event(s) occurs which causes the Committee to consider that such terms and conditions cease to be appropriate. Any amendment to the terms and conditions may be made by the Committee acting fairly and reasonably and provided that the amended terms and conditions are objective and are no more difficult to achieve.

(d) For the purposes of the Sub-Plan, the reference in Section 2(b) of the Plan to different forms of settlement does not apply to Options under this Sub-Plan. Options under this Sub-Plan may only be settled in shares of Stock.

(e) For the purposes of the Sub-Plan, Section 13(e) of the Plan which refers to participant deferrals of awards shall not form part of and shall therefore be disregarded for the purposes of the Sub-Plan.

9.For the avoidance of doubt it is stated that TJX is and will be the grantor; and TJX is and will be the scheme organiser as defined in paragraph 2 (2) of Schedule 4.

10. (a) No Option shall be granted to an employee or director under this Sub-Plan if the grant of that Option would cause the aggregate market value of Stock (determined at the time prescribed by paragraph 6 of Schedule 4 and calculated in accordance with the provisions of Schedule 4) which they can acquire under this Sub-Plan and any other scheme approved under Schedule 4 and established by the grantor or by any associated company (as defined in paragraph 35 of Schedule 4) of the grantor (and not exercised) to exceed the limits prescribed by paragraph 6 of Schedule 4. For the purposes of this Sub-Plan, the United Kingdom Sterling equivalent of the market value of a share of Stock on any day shall be determined by taking the highest buying of the spread for that day as shown in the Financial Times.

(b) To the extent that any purported grant of an Option exceeds the limit prescribed in this Rule 10 it shall be deemed to comprise such number of shares of Stock as may be equal to, but not exceed, such limit.

11.An Option will only be granted under the Sub-Plan to an employee (other than a director) of the Company or a company participating in the Sub-Plan whose hours of work are at least 20 hours per week or a full-time director of TJX (or a company participating in the Sub-Plan) whose hours of work exceed 25 hours per week, in both cases exclusive of meal breaks.

12.Upon exercise of an Option, TJX shall, as promptly as practicable but not later than 30 days thereafter mail or deliver to the Optionee a stock certificate or certificates representing the Stock then purchased subject to any delay necessary to complete (a) the listing of such Stock on any stock exchange upon which Stock of the same class is then listed, (b) such registration or other qualification of such Stock under any state or federal law, rule or regulation as TJX may determine to be necessary or advisable, and (c) the making of provision for the payment or withholding of any taxes required to be withheld pursuant to any applicable law, in respect of the exercise of such Option. Such Stock shall be identical and shall carry the same rights and restrictions which attach to all shares of Common Stock then in issue and the last sentence in Section 6(e) of the Plan shall not form part of and shall therefore be disregarded for the purposes of the Sub-Plan.

13.The price of shares of Stock shall be paid for in cash or by cheque or by funds provided on loan by a broker or bank or other person as the case may be and Section 6(c) of the Plan shall for the purposes of the Sub-Plan be construed accordingly. For the avoidance of doubt the price of shares of Stock shall not be paid for on the exercise of an Option granted under this Sub-Plan by shares or other securities under the Plan.

14.Section 12 of the Plan is, to the extent applicable, included for the purposes of this Sub-Plan under paragraph 25A(1) and 25A(7) (as applicable) of Schedule 4. Any provisions in Section 12 of the Plan which are inconsistent with the terms of paragraphs 25A and 26 of Schedule 4 shall not apply to Options granted under this Sub-Plan.

15.For the avoidance of doubt no Option granted under this Sub-Plan shall be exercisable later than 10 years after the date of grant and for the purposes of the Sub-Plan Section 5(a) and Section 5(b) of the Plan shall be construed accordingly.

16.The following provisions of the Plan shall not form part of and shall therefore be disregarded for the purposes of the Sub-Plan:

(a) save as provided in Section 12 of the Plan, the facility to accelerate exercise of the Option wherever it appears in the Plan;

(b) the transfer of Options by will or laws of descent and distribution or gratuitous transfers of Options during the Optionee’s lifetime as permitted by the Committee, but personal representatives of the deceased may exercise Options within 12 months of the date of death of the Optionee (notwithstanding paragraph 15 of this Sub-Plan). Sections 6(b) and 6(d) shall be construed accordingly;

(c) Sections 3(c), 6(f), 6(g), 7 and 8 inclusive, provided that, in the event an outstanding Option under this Sub-Plan is exercisable but remains unexercised through the end of the term of such Option (determined in accordance with the Plan), (i) such Option shall be treated as having lapsed for purposes of this Sub-Plan and (ii) the automatic settlement provisions of Section 6(f) of the Plan shall apply to such Option, as applicable, with any shares of Stock deliverable under such Section 6(f) subject to applicable tax withholding in accordance with the Plan. For the avoidance of doubt this Sub-Plan shall only apply to Stock Options; and

(d) Section 13(j)(i), unless the terms of such policy are established at the time the Option under this Sub-Plan is granted.

17.The Committee shall act fairly and reasonably in exercising their discretion wherever it so provides in respect of Options to which this Sub-Plan applies.

Signed:
THE TJX COMPANIES, INC.

/s/ Scott Goldenberg
Scott Goldenberg, Authorised Signatory

19 September 2022
Date
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